UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2006 (June 5, 2006)

STATE AUTO FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	000-19289	31-1324304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 East Broad Street, Columbus, Ohio	43215-3976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 464-5000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 5.02(b)

On June 5, 2006, Steven J. Johnston, Senior Vice President, Treasurer and Chief Financial Officer of State Auto Financial Corporation (“STFC”), gave notice that he was leaving State Auto as of June 19, 2006.

Items 5.02(c)

On June 6, 2006, Cynthia A. Powell, Vice President and Comptroller of STFC, was appointed as Treasurer of STFC. Ms. Powell is currently the principal accounting officer of STFC. With the departure of Mr. Johnston, Ms. Powell will assume responsibility for finance and treasury. In connection with such responsibilities, Ms. Powell will perform the duties of principal financial officer of STFC for SEC reporting matters.

Information concerning the business experience of Ms. Powell is set forth under the caption “Executive Officers of the Registrant” included in Part I, Item 1, of STFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, which information is incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On June 7, 2006, STFC issued a press release announcing that Mr. Johnston was leaving State Auto. The full text of the press release is attached as Exhibit 99.1 to this Form 8-K.

Section 9. Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on June 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE AUTO FINANCIAL CORPORATION

Date: June 9, 2006	By	/s/ Robert P. Restrepo, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by State Auto Financial Corporation on June 7, 2006.